                                                                     EXHIBIT 1.1

                         COMPANIES ACTS, 1963 TO 1999

                        ______________________________

                           COMPANY LIMITED BY SHARES
                        ______________________________



                                  MEMORANDUM

                                      AND

                            ARTICLES OF ASSOCIATION

                                      OF

                     TRINTECH GROUP PUBLIC LIMITED COMPANY

                      (as amended by Special Resolutions
                            up to 26th July, 2000)


              __________________________________________________


                        Incorporated 29th January, 1987

              __________________________________________________





                                A & L Goodbody,
                                  Solicitors,
                   International Financial Services Centre,
                               North Wall Quay,
                                   Dublin 1.
                                 DCMA3101.08x

                         COMPANIES ACTS, 1963 TO 1999
                         ____________________________

                           COMPANY LIMITED BY SHARES
                           _________________________

                           MEMORANDUM OF ASSOCIATION

                                      OF

                     TRINTECH GROUP PUBLIC LIMITED COMPANY
                      (as amended by Special Resolutions
                            up to 26th July, 2000)
                        _______________________________


1.  The name of the Company is TRINTECH GROUP PUBLIC LIMITED COMPANY.

2.  The Company is to be a Public Limited Company.

3.  The objects for which the Company is established are:-

    (a) To carry on the business of an investment and holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to establish, carry on, develop and extend investments and holdings and to sell, dispose of or otherwise turn the same to account and to coordinate the policy and administration of any companies of which this company is a member or which are in any manner controlled by or connected with the company.

    (b) To exercise and enforce all rights and powers conferred to or incident upon the ownership of any shares, stock obligations or other securities acquired by the Company including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the company is interested upon such terms as may be thought fit.

    (c) To carry on any other business, except the issuing of policies of insurance, which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

    (d) To invest any monies of the company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

    (e) To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this company.

    (f) To develop and turn to account any land acquired by the company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

    (g) To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the company.

    (h) To employ the funds of the company in the development and expansion of the business of the company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

    (i) To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

    (j) To borrow or otherwise raise money or carry out any other means of financing, whether or not by the issue of stock or other securities, and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing.

    (k) To secure the payment of money or other performance of financial obligations in such manner as the company shall think fit, whether or not by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the company's property, present or future, including its uncalled capital.

    (l) To adopt such means of making known the company and its products and services as may seem expedient.

    (m) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the company and for such consideration as the company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

    (n) To acquire and carry on any business carried on by a subsidiary or a holding company of the company or another subsidiary of a holding company of the company.

    (o) To provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind.

    (p) To guarantee, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, or by both such methods, the performance of the contracts or obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the company's holding company as defined by section 155 of the Companies Act, 1963, or another subsidiary as defined by the said section of the company's holding company or otherwise associated with the company in business notwithstanding the fact that the company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

    (q)  To amalgamate with any other company.

    (r) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

    (s) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

    (t) To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the company or of its members.

    (u) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company or for any other purpose which may seem directly or indirectly calculated to benefit this company.

    (v) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the company's capital or any debentures, debenture stock or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

    (w) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

    (x) To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

    (y) To procure the company to be registered or recognised in any country or place.

    (z) To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the company's business and safeguarding the same.

    (aa) To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

    (ab) To distribute any of the property of the company in specie among the members.

    (ac) To do all such other things as the company may think incidental or conducive to the attainment of the above objects or any of them.

NOTE: It is hereby declared that the word "company" in this clause (except where it refers to this Company) shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated and whether domiciled in the Republic of Ireland, Northern Ireland, Great Britain, or elsewhere, and the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph.

4.  The liability of the members is limited.

5. The share capital of the Company is US$297,000 divided into 110,000,000 shares of US$0.0027 each. Any of the shares of the Company whether of the original or any increased capital of the Company may be issued with any special, qualified, preferred, deferred or other rights or privileges or conditions as to capital, dividends, rights of voting or other matters but so that any such rights, privileges or conditions shall not be altered or modified except in accordance with the Articles of Association of the Company.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set opposite our respective names:

________________________________________________________________________________

Names, Addresses and                                      Number of Shares taken
Descriptions of Subscribers                               by each Subscriber
________________________________________________________________________________

Ms. Grainne Riordan,                                      One
189 Tonlegee Road,
Raheny,
Dublin 5.

Secretary


Ms. Pauline Brady,                                        One
11 St. Pappins Road,
Glasnevin,
Dublin 11.

Secretary

________________________________________________________________________________

Dated the 3rd day of November, 1986

Witness to the above signatures:-

Mrs. Catherine Foley,
Dollard House,
Wellington Quay,
Dublin 2.

                         Companies Acts, 1963 to 1999

                      -----------------------------------

                           COMPANY LIMITED BY SHARES

                      -----------------------------------


                            ARTICLES OF ASSOCIATION



                                      OF



                                TRINTECH GROUP
                            PUBLIC LIMITED COMPANY

                     =====================================

                        Incorporated 29th January, 1987

                     =====================================

                   (as adopted by Special Resolution passed on 22nd September, 1999 and as amended by Special Resolution up to 26th July, 2000)





                                A & L Goodbody,
                                  Solicitors,
                   International Financial Services Centre,
                               North Wall Quay,
                                   Dublin 1.

                         Companies Acts, 1963 to 1999

                           -------------------------

                           COMPANY LIMITED BY SHARES

                           -------------------------

                            ARTICLES OF ASSOCIATION

                                      OF

                                TRINTECH GROUP
                            PUBLIC LIMITED COMPANY

             -----------------------------------------------------


Part I - Preliminary                            1.  Interpretation                                          15
Part II - Share Capital and Rights              2.  Share Capital                                           19
                                                3.  Rights of Shares on issue                               19
                                                4.  Redeemable Shares                                       19
                                                5.  Variation of rights                                     20
                                                6.  Trust Trusts not recognised                             20
                                                7.  Disclosure of interests                                 20
                                                8.  Allotment of Shares                                     22
                                                9.  Payment of commission                                   24
                                               10.  Payment by installments                                 24
Part III - Share Certificates                  11.  Issue of certificates                                   24
                                               12.  Balance and exchange certificates                       24
                                               13.  Replacement of certificates                             25
Part IV - Lien on Shares                       14.  Extent of lien                                          25
                                               15.  Power of sale                                           25
                                               16.  Power to effect transfer                                26
                                               17.  Proceeds of sale                                        26
Part V - Calls on Shares an2+6d Forfeiture     18.  Making of calls                                         26
                                               19.  Time of call                                            27

                                               20.  Liability of joint Holders                              27
                                               21.  Interest on calls                                       27
                                               22.  Amounts treated as calls                                27
                                               23.  Power to differentiate                                  27
                                               24.  Interest on moneys advanced                             27
                                               25.  Notice requiring payment                                28
                                               26.  Power of disposal                                       29
                                               27.  Effect of forfeiture                                    29
                                               28.  Statutory declaration                                   29
                                               29.  Non-Payment of sums due on Share issues                 30
Part VI - Conversion of Shares into Stock      30.  Conversion of Shares into stock                         30
                                               31.  Transfer of stock                                       30
                                               32.  Rights of stockholders                                  30
Part VII - Transfer of Shares                  33.  Form of instrument of transfer                          31
                                               34.  Execution of instrument of transfer                     31
                                               35.  Refusal to register transfers                           31
                                               36.  Procedure on refusal                                    32
                                               37.  Closing of transfer books                               32
                                               38.  Absence of registration fees                            32
                                               39.  Retention of transfer instruments                       32
                                               40.  Renunciation of allotment                               32
PART VIII - Transmission of Shares             41.  Death of member                                         33
                                               42.  Transmission on death or bankruptcy                     33
                                               43.  Rights before registration                              33
Part IX - Alteration of Share Capital          44.  Increase of capital                                     34
                                               45.  Consolidation, sub-division and cancellation of capital 34
                                               46.  Fractions on consolidation                              35
                                               47.  Reduction of capital                                    35
                                               48.  Purchase of own Shares                                  36
Part X - General Meetings                      49.  Annual general meetings                                 36
                                               50.  Extraordinary general meetings                          36

                                               51.  Convening general meetings                              36
                                               52.  Notice of general meetings                              37
Part XI - Proceedings at General Meetings      53.  Quorum for general meetings                             38
                                               54.  Special business                                        39
                                               55.  Chairman of general meetings                            39
                                               56.  Directors' and Auditors' right to attend                40
                                                    general meetings
                                               57.  Adjournment of general meetings                         40
                                               58.  Determination of resolutions                            40
                                               59.  Amendments to resolutions                               41
                                               60.  Entitlement to demand poll                              41
                                               61.  Taking of a poll                                        41
                                               62.  Votes of members                                        42
                                               63.  Chairman's casting vote                                 42
                                               64.  Voting by joint Holders                                 42
                                               65.  Voting by incapacitated Holders                         42
                                               66.  Default in payment of calls                             43
                                               67.  Restriction of voting and other rights                  43
                                               68.  Time for objection to voting                            45
                                               69.  Appointment of proxy                                    46
                                               70.  Bodies corporate acting by representatives at meetings  46
                                               71.  Deposit of proxy instruments                            46
                                               72.  Effect of proxy instruments                             47
                                               73.  Effect of revocation of proxy or of authorisation       47
Part XII - Directors                           74.  Number of Directors                                     48
                                               75.  Share qualification                                     48
                                               76.  Ordinary remuneration of Directors                      48
                                               77.  Special remuneration of Directors                       49
                                               78.  Expenses of Directors                                   49
                                               79.  Alternate Directors                                     49
Part XIII - Powers of Directors                80.  Directors' powers                                       50
                                               81.  Power to delegate                                       51

                                               82.  Appointment of attorneys                                51
                                               83.  Local management                                        52
                                               84.  Borrowing powers                                        52
                                               85.  Execution of negotiable instruments                     52
                                               86.  Provision for employees                                 52
Part XIV - Appointment and Retirement          87.  Retirement by rotation                                  53
 of Directors
                                               88.  Deemed reappointment                                    54
                                               89.  Eligibility for appointment                             54
                                               90.  Appointment of additional Directors                     54
Part XV - Disqualification and Removal         91.  Disqualification of Directors                           55
 of Directors
                                               92.  Removal of Directors                                    56
Part XVI - Directors' Offices and Interests    93.  Executive offices                                       56
                                               94.  Disclosure of interests by Directors                    57
                                               95.  Directors' interests                                    57
                                               96.  Restriction on Directors' voting                        59
                                               97.  Entitlement to grant pensions                           62
Part XVII - Proceedings of Directors           98.  Convening and regulation of Directors' meetings         62
                                               99.  Quorum for Directors' meetings                          63
                                              100.  Voting at Directors' meetings                           63
                                              101.  Telecommunication meetings                              64
                                              102.  Chairman of the board of Directors                      64
                                              103.  Validity of acts of Directors                           64
                                              104.  Directors' resolutions or other documents in writing    65
Part XVIII - The Secretary                    105.  Appointment of Secretary                                65
Part XIX - The Seal                           106.  Use of Seal                                             66
                                              107.  Seal for use abroad                                     66
                                              108.  Signature of sealed instruments                         66
Part XX - Dividends and Reserves              109.  Declaration of dividends                                67

                                              110.  Scrip dividends                                         67
                                              111.  Interim and fixed dividends                             70
                                              112.  Payment of dividends                                    70
                                              113.  Deductions from dividends                               71
                                              114.  Dividends in specie                                     71
                                              115.  Payment of dividends by post                            71
                                              116.  Dividends not to bear interest                          72
                                              117.  Payment to Holders on a particular date                 72
                                              118.  Unclaimed dividends                                     72
                                              119.  Reserves                                                72
Part XXI - Accounts                           120.  Accounts                                                73
Part XXII - Capitalisation of                 121.  Capitalisation of profits and reserves                  74
Profits or Reserves
                                              122.  Capitalisation and use of non-distributable             75
                                                    profits and reserves
                                              123.  Implementation of capitalisation issues                 75
Part XXIII - Notices                          124.  Notices in writing                                      76
                                              125.  Service of notices                                      76
                                              126.  Notices to members                                      78
                                              127.  Service on joint Holders                                78
                                              128.  Service on transfer or transmission of Shares           78
                                              129.  Signature to notices                                    79
                                              130.  Deemed receipt of notices                               79
Part XXIV - Winding up                        131.  Distribution on winding up                              79
                                              132.  Distribution in specie                                  79
Part XXV - Miscellaneous                      133.  Minutes of meetings                                     80
                                              134.  Inspection                                              80
                                              135.  Secrecy                                                 81
                                              136.  Destruction of records                                  81
                                              137.  Untraced Shareholders                                   82
                                              138.  Indemnity                                               84

                         Companies Acts, 1963 to 1999

                      ----------------------------------

                      A PUBLIC COMPANY LIMITED BY SHARES

                      ----------------------------------


                            ARTICLES OF ASSOCIATION

                                      OF

                                TRINTECH GROUP
                            PUBLIC LIMITED COMPANY

                  (as adopted by Special Resolution passed on
                    22nd September, 1999 and as amended by
                  Special Resolutions up to 26th July, 2000)


               ------------------------------------------------


Part I - Preliminary

1.   Interpretation

     1 The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

     2 In these Articles the following expressions shall have the following meanings:

        "the Acts"            the Companies Acts, 1963 to 1999 including any
                              statutory modification or re-enactment thereof for the time being in force;

        "the 1963 Act"        the Companies Act, 1963;

        "the 1983 Act"        the Companies (Amendment) Act, 1983;

        "the 1990 Act"        the Companies Act, 1990;

        "these Articles"      these articles of association as from time to time
                              altered by resolution of the Company and for the time being in force;

        "Associated
         Company" any company which for the time being is a subsidiary or a holding company of the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances);

        "the Auditors"        the auditors for the time being of the Company;

        "the Board"           the board of Directors for the time being of the
                              Company;

        "Clear Days"          in relation to the period of a notice, that period
                              excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect or is deemed to take effect;

        "the Company"         the company whose name appears at the head of
                              these Articles;

        "the Directors"       the directors for the time being of the Company or
                              the directors present at a meeting of the Board of Directors and includes any person occupying the position of director by whatever name called;

        "the Group"           the Company and its subsidiaries from time to
                              time and for the time being;

        "the Holder"          in relation to any Share, the Member whose name is
                              entered in the Register as the holder of the Share;

        "holding company"     in relation to a company, a company of which such
                              company is a subsidiary;

        "Interest"            means any interest whatsoever in Shares (of any
                              size) which would be taken into account in deciding whether a notification to the Company would be required under Chapter 2 of Part IV of the 1990 Act;

        "Member" a member of the Company as defined in Section 31 of the 1963 Act;

        "NASDAQ" the national association of securities dealers automated quotation national market system;

        "the Office"          the registered office for the time being of the
                              Company;

        "Ordinary Shares"     Ordinary Shares of US$0.0027 each in the capital
                              of the Company;

        "Preference Shares"   Series B Preference Shares of US$0.0027 each in
                              the capital of the Company;

        "the Register"        the register of Members to be kept by the Company
                              as required by the Acts;

        "the Seal"            the common seal of the Company or (where
                              relevant) the official securities seal kept by the Company pursuant to the Acts;

        "the Secretary"       any person appointed to perform the duties of the
                              Secretary of the Company;

        "Shares" means any share of any class (whether issued or unissued) in the capital of the Company;

        "the State"           the Republic of Ireland;

        "The Stock            NASDAQ, the Neuer Markt and any
        Exchanges"            other exchange in the State or elsewhere on
                              which Shares are listed from time to time;

        "subsidiary"          a subsidiary within the meaning of Section 155 of
                              the 1963 Act;

        "Treasury Share"      the meaning given to that expression by Section
                              209 of the 1990 Act;

        "warrants to
        subscribe"            means a warrant or certificate or similar
                              document indicating the right of the registered holder thereof (other than under a share option scheme or schemes for employees, non-executive directors or consultants) to subscribe for Shares in the Company.

3 Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

4 Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

5 The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

6 References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

7 In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural and vice versa, and words importing persons shall include firms and companies.

8 References in these Articles to pounds or pence or IR(Pounds) or IRp shall mean the currency, for the time being, of the State.

9. References in the Articles to dollars or cents or US$ shall mean the currency, for the time being, of the United States of America.

Part II - Share Capital and Rights

2.   Share Capital

     The share capital of the Company is US$297,000 divided into:

     1    100,000,000 Ordinary Shares of US$0.0027 each; and

     2    10,000,000 Series B Preference Shares of US$0.0027 each;

     all such shares to rank pari passu save to the extent that these Articles make express provision to the Contrary.

3.   Rights of Shares on issue

     1 Without prejudice to any special rights previously conferred on the Holders of any existing Shares or class of Shares and subject to the provisions of the Acts, any Preference Share may be issued with such rights or restrictions as the Board may from time to time determine.

     2 Without prejudice to the provisions of Article 3.1, and to any special rights previously conferred on the Holders of any existing Shares or class of Shares and subject to the provisions of the Acts, any Share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

4.   Redeemable Shares

     Subject to the provisions of the Acts, any Shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by special resolution determine.

5.   Variation of rights

     1 Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal amount of the issued Shares of that class or with the sanction of a special resolution passed at a separate general meeting of the Holders of the Shares of the class (but not otherwise), and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued Shares of the class in question and the quorum at an adjourned meeting shall be one person holding Shares of the class in question or his proxy.

     2 The rights conferred upon the Holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or subordinate thereto.

6.   Trusts not recognised

     Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in anyway to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any Share except an absolute right to the entirety thereof in the Holder.

7.   Disclosure of Interests

     1    For the purposes of this Article 7:-

          "Deemed Voting Concert Party Interest" means an agreement or arrangement between two or more persons with respect to, or to the exercise of, voting rights attaching to Shares and which is likely to result in those rights being exercised so as to influence or to control the policy of the Company or the management of its affairs which the Directors have deemed to be a Deemed Voting Concert Party Interest for the purposes of this Article 7 and, where the Directors so resolve, each of the persons who is party to such agreement or arrangement shall be deemed (for the purposes of this Article 7) to be interested in all the Shares to which the voting rights in question are attached and, in this definition, references to an arrangement include references to an understanding or mutual expectation, whether formal or informal and whether or not legally binding.

          "Disclosure Notice" means a notice served pursuant to Article 7.2 below;

          "Interest" means an interest (of any size) in the Relevant Share Capital which would be taken into account in deciding whether a notification to the Company would be required under Chapter 2 of Part IV of the 1990 Act but shall for all purposes include (the "Included Interests") (i) rights to subscribe for or convert into, or entitlements to acquire rights to subscribe for or convert into, Shares which would on issue or conversion (as the case may be) be comprised in the Relevant Share Capital; (ii) the interests referred to in Section 78(l)(a), (c) and (g) of the 1990 Act except those of a bare or custodian trustee and of a simple trustee and (iii) any Deemed Voting Concert Party Interest; and "interested" shall be construed accordingly;

          "Relevant Share Capital" means the relevant share capital of the Company (as that expression is defined in Section 67(2) of the 1990
          Act);

          "Share" means any Share comprised in Relevant Share Capital.

          2 The Directors may by notice in writing require any Member, or other person appearing to be interested or to have been interested in Shares, to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or any Interest in Shares as lies within the knowledge of such Member or other person (supported if the Directors so require by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing) any information which the Company is entitled to seek pursuant to Section 81 of the 1990 Act.

          3 The Directors may give any number of Disclosure Notices pursuant to Article 7.2 above to the same Member or other person in respect of the same Shares.

          4    The Directors may serve notice pursuant to the terms of this
               Article irrespective of whether or not the person on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice, provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a Share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall prejudice or affect in any way any non-compliance not so waived whether by the person concerned or any other person appearing to the Directors to be interested in the Shares or by any person to whom a notice may be given at any time.

    5 The provisions of Articles 124 to 130 inclusive shall apply to the service of notices required by this Article to be served.

    6 Any resolution or determination of, or decision or exercise of any discretion or power by the Directors under or pursuant to the provisions of this Article shall be final and conclusive and things done by or on behalf of, or on the authority of, the Directors pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.

     7 The provisions of this Article are in addition to, and do not limit, any other right or power of the Company or the Directors, including any right vested in the Company or the Directors by the Acts.

8.   Allotment of Shares

     1 The unissued Shares shall be at the disposal of the Directors and (subject to the provisions of these Articles, the Acts and of any resolution of the Company in general meeting passed pursuant thereto) they may allot, grant options over, deal with or otherwise dispose (with or without conferring a right of renunciation) of them on such terms and conditions and at such times as they may consider to be in the best interests of the Company and the Members but so that no Share shall be issued at a discount and so that, where Shares are to be allotted and issued, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium payable thereon.

     2 Without prejudice to the generality of the powers conferred on the Directors by the other provisions of this Article, the Directors may grant from time to time options to subscribe for unallotted Shares in the capital of the Company to persons in the service or employment of or Directors or consultants of the Company or any subsidiary of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or any committee thereof appointed by the Directors for the purpose of such approval.

     3 The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for Shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for Shares in the Company upon such terms and conditions as those upon which the right may have been granted.

     4 The Directors are generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined for the purposes of Section 20 of the 1983 Act) up to an amount equal to the authorised but unissued share capital of the Company at the date hereof, provided that this authority will expire on 26th July, 2005, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired. The pre-emption provisions of sub-section (1), of Section 23 of the 1983 Act shall not apply to any allotment by the Company of equity securities (within the meaning of the said section 23).

9.   Payment of commission

     The Company may exercise the powers of paying commissions conferred or permitted by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other. On any issue of Shares the Company may also pay such brokerage as may be lawful.

10.  Payment by installments

     If by the conditions of allotment of any Share the whole or part of the amount or issue price thereof shall be payable by installments, every such installment when due shall be paid to the Company by the person who for the time being shall be the Holder of the Share.

Part III - Share Certificates

11.  Issue of certificates

     Every Member shall be entitled without payment to receive within two months after allotment or lodgment of a transfer to him of the Shares in respect of which he is so registered (or within such other period as the conditions of issue shall provide) one certificate for all the Shares of each class held by him or several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable out of pocket expenses as the Directors may determine provided that the Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them. The Company shall not be bound to register more than four persons as joint Holders of any Share (except in the case of executors or trustees of a deceased Member). Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing number (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon.

12.  Balance and exchange certificates

     1 Where some only of the Shares comprised in a share certificate are transferred the old certificate shall be cancelled and the new certificate for the balance of such Shares shall be issued in lieu without charge.

     2 Any two or more certificates representing Shares of any one class held by any Member at his request may be cancelled and a single new certificate for such Shares issued in lieu, without charge unless the Directors otherwise determine. If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more Share certificates representing such Shares in such proportions as he may specify, the Directors may comply, if they think fit, with such request, subject to the payment by him of such charge as may be determined by the Directors.

13.  Replacement of certificates

     1 If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

     2 In the case of Shares, held jointly by several persons any request under Articles 12 or 13 may be made by any one of the joint Holders.

Part IV - Lien on Shares

14.  Extent of lien

     The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a Share shall extend to all moneys payable in respect of it.

15.  Power of sale

     The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the Shares may be sold, has been given to the Holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

16.  Power to effect transfer

     To give effect to a sale the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.  Proceeds of sale

     The net proceeds of the sale, after payment of the costs relating thereto, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold or an indemnity in a form which is satisfactory to the Directors and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

Part V - Calls on Shares and Forfeiture

18.  Making of calls

     Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their Shares and each Member (subject to receiving at least fourteen Clear Days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares. A call may be required to be paid by installments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for such call notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

19.  Time of call

     A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20.  Liability of joint Holders

     The joint Holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

21.  Interest on calls

     If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call but the Directors may waive payment of the interest wholly or in part.

22.  Amounts treated as calls

     An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

23.  Power to differentiate

     Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for different terms to apply as between the Holders in relation to the amounts and times of payment of calls on their Shares.

24.  Interest on moneys advanced

     The Directors, if they think fit, may receive from any Member willing to advance same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) 15 per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance, but any sum paid in excess of the amount for the time being called up shall not be included or taken into account in ascertaining the amount of the dividend payable on the Shares in respect of which such advance has been made.

25.  Notice requiring payment

     1 If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or installment remains unpaid, may serve a notice on him requiring payment of so much of the call or installment as is unpaid together with any interest which may have accrued.

     2 The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

     3 If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

     4 On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the Holder, or one of the Holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in accordance with these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.  Power of disposal

     A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposal the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposal thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the Holder of the Share and shall not be bound to see to the application of the purchase moneys, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share and after the name of the transferee has been entered in the Register the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

27.  Effect of forfeiture

     A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares. The Directors may, at their absolute discretion, enforce payment without any allowance for the value of the Shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

28.  Statutory declaration

     A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

29.  Non-payment of sums due on Share issues

     The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.



Part VI - Conversion of Shares into Stock


30.  Conversion of Shares into stock

     The Company by ordinary resolution may convert any paid up Shares into stock and reconvert any stock into paid up Shares of any denomination.


31.  Transfer of stock

     The holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the Shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each Share from which the stock arose.


32.  Rights of stockholders

     1 The holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in Shares, would not have conferred that right, privilege or advantage.

     2 Such of these Articles as are applicable to paid up Shares shall apply to stock, and the words "Share" and "Holder" or "Member" therein shall include "stock" and "stockholder".


Part VII - Transfer of Shares


33.  Form of instrument of transfer

     Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, the Shares of any Member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.


34.  Execution of instrument of transfer

     The instrument of transfer of any Share shall be executed by or on behalf of the transferor and, in cases where the Share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the Share until the name of the transferee is entered in the Register in respect thereof.

35.  Refusal to register transfers

     1 The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a Share which is not fully paid save and however, that in the case of such a Share which is admitted to listing on any of The Stock Exchanges such restriction shall not operate so as to prevent dealings in such a Share of the Company from taking place on an open and proper basis.

     2 The Directors may decline to recognise any instrument of transfer unless:-

          (a) the instrument of transfer is accompanied by the certificate of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

          (b) the instrument of transfer is in respect of one class of Share only;

          (c) the instrument of transfer is in favour of not more than four transferees; and

          (d) it is lodged at the Office or at such other place as the Directors may appoint.

     3 In the case of a transfer of Shares in certificated form by a recognised clearing house or a nominee thereof or a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the Shares in question.


36.  Procedure on refusal

     If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.


37.  Closing of transfer books

     The registration of transfers of Shares either generally or in respect of any class of Shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.


38.  Absence of registration fees

     No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share.


39.  Retention of transfer instruments

     The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.


40.  Renunciation of allotment

     Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any Shares by the allottee in favour of some other person.

Part VIII - Transmission of Shares

41.  Death of Member

     If a Member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the Shares; but nothing herein contained shall release the estate of a deceased Member from any liability (whether sole or joint) in respect of any Share which had been held by him.


42.  Transmission on death or bankruptcy

     A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the Share to that person. All of the provisions of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.


43.  Rights before registration

     A person becoming entitled to a Share by reason of the death or bankruptcy of a Member (or otherwise by operation of law) (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the Share) shall (notwithstanding that he is not entered on the Register as the holder of the Share) have the rights to which he would be entitled if he were the Holder of the Share, except that, before being registered as the Holder of the Share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the

     Holders of any class of Shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.


Part IX - Alteration of Share Capital


44.  Increase of capital

     1 The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe.

     2 Subject to the provisions of the Acts, the new Shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such Shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

     3 Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and installments, transfer and transmission, forfeiture, lien and otherwise.


45.  Consolidation, sub-division and cancellation of capital

     The Company, by ordinary resolution, may:-

     1 consolidate and divide all or any of its share capital into Shares of larger amount;

     2 subject to the provisions of the Acts, subdivide its Shares, or any of them, into Shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the resolution whereby any Share is sub-divided may determine that, as between the Holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares); or

     3 cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the Shares so cancelled.


46.  Fractions on consolidation

     Subject to the provisions of these Articles, whenever as a result of a consolidation of Shares any Members would become entitled to fractions of a Share, the Directors may sell, on behalf of those Members, the Shares representing the fraction for the best price reasonably obtainable to any person (including, subject to this provisions the Acts, the Company)and distribute the proceeds of sale in due proportion among those Members, (save that the Directors may in any such case determine that amounts of US$5 or less shall not be distributed but shall be retained for the benefit of the Company) and the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale. So far as the Acts allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to sub-divisions and/or consolidations and may cause any shares arising on consolidation or sub-division and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

47.  Reduction of capital

     The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

48.  Purchase of own Shares

     Subject to the provisions of the Acts and to any rights conferred on the Holders of any class of Shares, the Company (or any subsidiary) may purchase all or any of its Shares of any class (including any redeemable Shares). Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, Shares in the Company shall be authorised by a special resolution of the Company. Neither the Company nor the Directors shall be required to select the Shares to be purchased rateably or in any particular manner as between the Holders of Shares of the same class or as between them and the Holders of Shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of Shares. Subject as aforesaid, the Company may cancel any Shares so purchased or may hold them as Treasury Shares and issue any such Treasury Shares as Shares of any class or classes or cancel them. Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of Shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

Part X - General Meetings

49.  Annual general meetings

     The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

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

50.  Extraordinary general meetings

     All general meetings other than annual general meetings shall be called extraordinary general meetings.

51.  Convening general meetings

     The Directors may convene general meetings. Extraordinary general meetings may also be convened by the Directors on such requisition, or in the event of default by the Directors may be convened by such requisitionists and in such manner, as may be provided by the Acts. If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

52.  Notice of general meetings

     1 Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days' notice and all other extraordinary general meetings shall be called by at least fourteen Clear Days' notice.

     2 Any notice convening a general meeting shall specify the time, date and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a Member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a Member of the Company. The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a Special Resolution, then notice shall contain a statement to that effect. In the case of an Annual General Meeting, the notice shall also specify the meeting as such. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the

          Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any Shares, the notice shall be given to all the Members and to the Directors and the Auditors.

     3 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting or other documentation relating to a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

     4 Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than such number of days as the Acts permit before the meeting at which it is moved, and the Company shall give to the Members notice of any such resolution as required by and in accordance with the provisions of the Acts.

     5 The Directors may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all Members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place therefor and the entitlement of any Member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Directors shall, and in the case of any other general meeting the Directors may, when specifying the place of the general meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside ("the Principal Place") and make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other places provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

Part XI - Proceedings at General Meetings

53.  Quorum for general meetings

     1 No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, three Members entitled to vote upon the business to be transacted and together holding not less than one third of the voting share capital of the Company in issue, present in person or by proxy, entitled to vote upon the business to be transacted, shall be a quorum.

     2 If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, two persons entitled to be counted in a quorum present at the meeting shall be a quorum.

54.  Special business

     All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

55.  Chairman of general meetings

     1 The chairman of the board of Directors or in his absence, the deputy chairman (if any) or in his absence, some other Director nominated by the Directors shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

     2 If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall choose one of the Members personally present to be chairman of the meeting.

56.  Directors' and Auditors' right to attend general meetings

     A Director shall be entitled, notwithstanding that he is not a Member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of Shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.


57.  Adjournment of general meetings

     The Chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days' notice shall be given, in the same manner as it was given for the meeting, specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

58.  Determination of resolutions

     At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

59.  Amendments to resolutions

     If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

60.  Entitlement to demand poll

     Subject to the provisions of the Acts, a poll may be demanded:-

     1    by the chairman of the meeting;

     2 by at least three Members present (in person or by proxy) having the right to attend and vote at the meeting;

     3 by any Member or Members present (in person or by proxy) representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or

     4 by a Member or Members present (in person or by proxy) holding Shares in the Company conferring the right to attend and vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right.

61.  Taking of a poll

     1 Save as provided in Article 61.2, a poll shall be taken in such manner as the chairman of the meeting directs and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

     2 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

     3 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken.

62.  Votes of Members

     Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attached to any class or classes of Shares, on a show of hands every Member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every Member shall have one vote for every Share carrying voting rights of which he is the Holder.

63.  Chairman's casting vote

     Where there is an equality of votes, whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

64.  Voting by joint Holders

     Where there are joint Holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such Share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the Share.

65.  Voting by incapacitated Holders

     A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

     Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote pursuant to this Article shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

66.  Default in payment of calls

     Unless the Directors otherwise determine, no Member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of Shares in the Company, either in person or by proxy, or to exercise any privilege as a Member in respect of any Share held by him unless all moneys then payable by him in respect of that Share have been paid.

67.  Restriction of voting and other rights

     1 If at any time the Directors shall determine that a Specified Event (as defined in Article 67.8) shall have occurred in relation to any Share or Shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of a period of 14 days following the service of any such notice (in these Articles referred to as a "Restriction Notice") and for so long as such Restriction Notice shall remain in force, no Holder or Holders of the Share or Shares specified in such Restriction Notice ("the Relevant Shares") shall be entitled to attend or vote at any general meeting, or at any separate general meeting of the class of Shares concerned either personally or by proxy in respect of such Relevant Shares; and the Directors shall, where the Restricted Shares represent not less than
          0.25 per cent of the total number of issued Shares of the same class of Shares as the Relevant Shares, be entitled:

          (a) to withhold payment of any dividend or other amount payable in respect of the Relevant Shares without any liability to pay interest thereon when such money is paid to the Member; and/or

          (b) to refuse to register any transfer of the Relevant Shares (other than a transfer made as part of a sale to a bona fide unconnected third party where evidence satisfactory to the Directors that such is the case has been provided to the Directors upon a request being made by them in writing to the Holder or Holders of the Relevant Shares) or any renunciation of or any allotment of new Shares or debentures made in respect thereof.

     2 A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than seven days after the Holder or Holders concerned or any other relevant person shall have remedied the default by virtue of which the Specified Event shall have occurred, and a Restriction Notice given in respect of any Relevant Shares as a result of a Specified Event described in Article 67.8(b) shall automatically be deemed to be cancelled upon receipt by the Directors of evidence satisfactory to them that the Relevant Shares have been sold on a transfer to a bona fide third party unconnected with the Holder;

     3 A Restriction Notice shall automatically cease to have effect in respect of any Share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the Share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the Share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

     4 The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of Shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

     5 Where dividends or other payments are not paid as a result of restrictions imposed on Relevant Shares, such dividends or other payments shall accrue and shall be payable (without interest) upon the cancellation of the Restriction Notice.

     6 Any determination of the Directors and any notice or request served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any Share and the validity of any notice or request served by the Directors in pursuance of this Article shall not be questioned by any person.

     7 If, while any Restriction Notice shall remain in force in respect of any Holder or Holders of any Shares, such Holder or Holders shall be issued with any further Shares as a result of such Holder or Holders not renouncing any allotment of Shares made to him or them pursuant to a capitalisation issue under Articles 121 to 123, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further Shares on the same terms and conditions as were applicable to the said Holder or Holders immediately prior to such issue of further Shares.

     8 For the purpose of these Articles the expression "Specified Event" in relation to any Share shall mean either of the following events:-

          (a) the failure by the Holder or Holders thereof to pay any call or installment of a call in the manner and at the time appointed for payment thereof; or

          (b) the failure by the Holder thereof or any of the Holders thereof or any other relevant person to comply, to the satisfaction of the Directors, with all or any of the terms of Section 81 of the 1990 Act and/or Article 7 in respect of any notice or notices given to him or any of them thereunder.

68.  Time for objection to voting

     No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

69.  Appointment of proxy

     Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf. The instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor or his duly authorised attorney.

     The signature on such instrument need not be witnessed. A body corporate may execute a form of proxy under its common seal or under the hand of a duly authorised officer thereof. A proxy need not be a Member of the Company. No instrument of proxy shall be valid after twelve months have elapsed from the date named in it as the date of its execution.

70.  Bodies corporate acting by representatives at meetings

     Any body corporate which is a Member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual Member of the Company.


71.  Deposit of proxy instruments

     The instrument appointing a proxy and any authority under which it is executed or a copy of such authority, certified notarially or in some other way approved by the Directors, shall be deposited at the Office or (at the option of the Member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. Provided that:-

     1 in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and certification thereof as aforesaid is lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll;

     2 an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require to be delivered again for the purposes of any subsequent meeting to which it relates; and

     3 the Secretary may accept an instrument of proxy (and any authority under which it is executed) submitted by telefax provided that such telefaxes are received, to the satisfaction of the Secretary, at the Office (or suitable place as may be specified in the notice convening the meeting or any instrument of proxy sent out by the Company in relation to the meeting) in clear and legible form not less than forty-eight hours before the time appointed as aforesaid.

72.  Effect of proxy instruments

     Deposit of an instrument of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to include the right to demand or join in demanding a poll.


73.  Effect of revocation of proxy or of authorisation

     1 A vote given or poll demanded in accordance with the terms of an instrument of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or of the resolution authorising the representative to act or transfer of the Share in respect of which the instrument of proxy or the authorisation of the representative to act was given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used or at which the representative acts.

     2 The Directors may send, at the expense of the Company, by post or otherwise, to the Members instruments of proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy. The accidental omission to issue the instruments herein referred to, or the non-receipt of any such invitation by any Member entitled to receive such invitation shall not invalidate the proceedings at any such meeting.

Part XII - Directors

74.  Number of Directors

     Unless otherwise determined by the Company in General Meeting the number of Directors shall not be more than fifteen nor less than three. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the Directors who are to retire by rotation at such meeting.

75.  Share qualification

     A Director shall not require a Share qualification.

76.  Ordinary remuneration of Directors

     The ordinary remuneration of the Directors shall be determined from time to time by the Directors up to such limit as may be set from time to time by the Members

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

     pursuant to an ordinary resolution of the Company and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

77.  Special remuneration of Directors

     Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

78.  Expenses of Directors

     The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

79.  Alternate Directors

     1 Any Director may at any time appoint, by writing under his hand and deposited at the Office or delivered at a meeting of the Directors any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

     2 An alternate Director shall be entitled, subject to his giving to the Company an address within the State, the United Kingdom, Germany or the United States of America, to receive notices of all meetings of the Directors and of all meetings of

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          committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

     3 Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

     4 A Director may revoke at any time the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

     5 Any appointment or revocation pursuant to this Article 79 may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

     6 An alternate Director shall not be counted in reckoning the maximum number of Directors allowed by these Articles.

Part XIII - Powers of Directors

80.  Directors' powers

     Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any

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     directions by the Members given by ordinary resolution, not being inconsistent with these Articles or with the Acts, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Acts or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.  Power to delegate

     Without prejudice to the generality of the last preceding Article, the Directors may delegate (with power to sub- delegate) any of their powers to any Managing Director or any other Director holding any other executive office and to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such a committee. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

82.  Appointment of attorneys

     The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or

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     person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

83.  Local management

     Without prejudice to the generality of Articles 81 and 82 the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

84.  Borrowing powers

     The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof subject to Part III of the 1983 Act and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

85.  Execution of negotiable instruments

     All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all

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     receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

86.  Provision for employees

     The Directors may exercise any power conferred by the Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.


Part XIV - Appointment and Retirement of Directors


87.  Retirement by rotation

     1 At each annual general meeting of the Company one third of the Directors who are subject to retirement by rotation, rounded down to the next whole number if it is a fractional number, shall retire from office, but if there is only one Director who is subject to retirement by rotation then he shall retire.

     2 The Directors, (including any Directors holding executive office pursuant to these Articles) to retire by rotation shall be those who have been longest in office since their last appointment or reappointment but as between persons who became or were last reappointed Directors on the same day those to retire shall be determined (unless they otherwise agree among themselves) by lot.

     3 A Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

     4 Notwithstanding any other provision of this Article 87, if any of the Directors who are Directors of the Company on the date of adoption of these Articles retires prior to or at the third annual general meeting held following the date of adoption of these

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

          Articles, other than in accordance with the provisions of this Article 87 (a "Retiring Director"), any Director appointed to replace any such Director or, for the avoidance of doubt, any Director taking the place on the Board originally held by a Retiring Director (in each case a "Substitute Director") shall be deemed to have been appointed a Director of the Company on the date on which the Retiring Director was appointed a Director of the Company, solely for the purpose of determining which of the Directors are to retire by rotation in accordance with the provisions of this Article 87. If no Director is appointed to replace any such Retiring Director or any Substitute Director then, notwithstanding that no such Director is appointed, none of the Directors of the Company on the date of adoption of these Articles shall be required to retire in accordance with the provisions of this Article 87 at an earlier date than he could otherwise have been required to retire had such Retiring Director not retired and the number of Directors to retire at any annual general meeting in accordance with the provisions of this Article 87 shall accordingly be reduced, if necessary. The terms of this Article 87.4 shall cease to apply following the third annual general meeting held following the date of adoption of these Articles.

88.  Deemed reappointment

     If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

89.  Eligibility for appointment

     No person other than a Director retiring by rotation or a director appointed pursuant to Article 90.2 shall be appointed a Director at any general meeting unless he is recommended by the Directors or, not less than seven nor more than forty two Clear Days before the date appointed for the meeting, a notice executed by a Member entitled to vote at the meeting has been given to the Company of the intention to propose that person for appointment

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

     stating the particulars which would be required, if he were so appointed, to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed. No Director shall be required to retire on account of age.

90.  Appointment of additional Directors

     1 Subject as aforesaid, the Company by ordinary resolution may appoint a person to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

     2 The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

Part XV - Disqualification and Removal of Directors

91.  Disqualification of Directors

     The office of a Director shall be vacated ipso facto if:-

     1 he ceases to be a Director by virtue of any provision of the Acts or he becomes prohibited by law from being a Director;

     2 he becomes bankrupt or makes any arrangement or composition with his creditors generally;

     3 in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

     4 (not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

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

     5 he is convicted of an indictable offence, unless the Directors determine otherwise;

     6 he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate director (if any) shall not have attended any such meeting in his place during such period and the Directors pass a resolution that by reason of such absence he has vacated office;

     7 he is removed from office by notice in writing served upon him signed by all his co-directors; if he holds an appointment to an executive office which thereby automatically determines, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

     8 in the case of a Director appointed to, or otherwise holding, such office for a fixed term;

          (a)  Upon the expiry of such terms; or

          (b) upon by receipt by such Director of a notice in writing served on him by the Company automatically terminating his appointment in accordance with the terms of the agreement pursuant which he was appointed ("the Relevant Agreement");

          (c) in the event that the Company or such Director serves a notice of termination or appointment by giving the requisite notice in accordance with the terms of the Relevant Agreement, upon the expiry of the requisite period of notice.

92.  Removal of Directors

     The Company, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time

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

     as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

Part XVI - Directors' Offices and Interests

93.  Executive offices

     1 The Directors may appoint one or more of their body to the office of Managing Director or to any other executive office under the Company (including, where considered appropriate, the office of the Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

     2 A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or in any combination of the foregoing as the Directors may determine.

     3 The appointment of any Director to the office of Chairman or Managing Director shall determine automatically if he ceases to be a Director (other than where he is re-appointed as a Director at an Annual General Meeting of the Company having retired by rotation in accordance with these Articles) but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

     4 The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

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

     5 A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange.

94.  Disclosure of interests by Directors

     A Director or shadow director of the Company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of Section 194 of the 1963 Act with regard to the disclosure of such interest by declaration.


95.  Directors' interests

     1 A Director notwithstanding his office but subject to his having disclosed any interest which he is required to disclose whether by these Articles or the Acts in accordance with these Articles or the Acts as the case may be:-

          (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or Associated Company thereof or in which the Company or any subsidiary or Associated Company thereof is otherwise interested;

          (b) may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or Associated Company thereof is otherwise interested; and

          (c) shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

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     2    No Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason solely of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract or arrangements at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

     3 A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

     4    For the purposes of this Article:-

          (a) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons or company is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified with the relevant party; and

          (b) an interest (whether of his or of such a specified person) of which a Director has no knowledge and of which it is unreasonable to

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               expect him to have knowledge shall not be treated as an interest of his.

96.  Restriction on Directors' voting

     1 Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly or together with any person or persons connected with him an interest which is material (otherwise than by virtue of his interests in Shares or debentures or other securities of, or otherwise in or through, the Company) or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

     2 A Director shall be entitled (unless he has some material interest or duty which conflicts or may conflict with the interests of the Company which is not indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:-

          (a) the giving of any security, guarantee or indemnity in respect of money lent by him to the Company or any of its subsidiaries or Associated Companies or obligations incurred by him on behalf of the Company or any of its subsidiaries at the request of or for the benefit of the Company or any of its subsidiary or Associated Companies;

          (b) the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or Associated Companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

          (c) the underwriting by him of any Shares, debentures or other securities of the Company or any of its subsidiaries or Associated Companies;

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

          (d) any proposal concerning any offer of, or for, shares or debentures or other securities of the Company or any of its subsidiary or Associated Companies, or any offer by the Company or any of its subsidiary or Associated Companies for any shares or debentures or other securities of any other company, whether by way of subscription, purchase or exchange or otherwise, in which offer he is entitled to participate as a holder of shares, debentures or other securities, or in which he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

          (e) any proposal concerning any other company in which he is interested, directly or indirectly or together with any person or persons connected with him and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested, directly or indirectly in one per cent. or more of the issued shares of any class of such company or of the voting rights available to members of such company (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

          (f) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities which does not award the Director any privilege or benefit not generally awarded to the employees to whom such arrangement or scheme relates;

          (g) any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire Shares in the Company, any of its subsidiary or Associated Companies or any company in which the Company is interested, or any arrangement for the benefit of employees of the Company or any of its subsidiary or Associated Companies or any company in which the Company is interested, which does not award the Director any

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

               privilege or benefit not generally awarded to the employees to whom such scheme or arrangement relates or for the benefit of whom such scheme or arrangement was established; or

          (h)  any proposal concerning the giving of any indemnity pursuant to
               Article 138 or the discharge of the cost of any insurance cover to be arranged in connection therewith.

     3 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting thereon), shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

     4 If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fully and fairly disclosed; provided that, if such question arises in relation to the chairman of the meeting, he shall temporarily vacate the chair.

     5 For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director.

     6 The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

97.  Entitlement to grant pensions

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     The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary of or an Associated Company of the Company or a predecessor in business of the Company, any subsidiary of the Company or of any such Associated Company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

Part XVII - Proceedings of Directors

98.  Convening and regulation of Directors' meetings

     1 Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors at any time. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being a resident of the State, is for the time being absent from the State.

     2 Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally in writing or by word of mouth or is sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

99.  Quorum for Directors' meetings

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

     1 The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in a quorum but, notwithstanding that such person may act as alternate Director for more than one Director, he shall not count as more than one for the purposes of determining whether a quorum is present.

     2 A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present.

     3 Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and to be counted in the quorum until the termination of the meeting provided no other Director objects and provided also that otherwise a quorum of Directors would not be present.

     4 The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.


100. Voting at Directors' meetings

     1 Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall not have a second or casting vote.

     2 Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any

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

          other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another director pursuant to this paragraph if the other Director shall have appointed an alternate director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.

101. Telecommunication meetings

     Any Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting but such Director shall not be counted in assessing whether any quorum is present at such meeting. Such a meeting shall be deemed to take place where the largest group of Directors participating is assembled or if there is no group which is larger than any other group, where the Chairman of the meeting then is.

102. Chairman of the board of Directors

     Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect from their number a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the deputy Chairman if any, shall be the chairman of the meeting or if he is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

103. Validity of acts of Directors

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     All acts done by any meeting of the Directors or of a committee or sub-
     committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, or were not entitled to vote shall be as valid as if every such person had been duly appointed and was qualified to be a Director, had continued to be a Director and had been entitled to vote.

104. Directors' resolutions or other documents in writing

     A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors; duly convened and held and may consist of several documents in the like form each signed by one or more Directors but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity. Such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents.

Part XVIII - The Secretary


105. Appointment of secretary

     The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may at any time be removed by them. Anything required or authorised by the Acts or these Articles to be done by or to the Secretary may be done by or to any assistant or acting Secretary or, if there is no assistant or acting Secretary readily available and capable of acting, by or to any officer or employee of the Company authorised generally or specially in that behalf by the Directors: Provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a

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     Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

Part XIX - The Seal

106. Use of Seal

     The Directors shall ensure that the Seal shall be used only by the authority of the Directors or of a committee authorised by the Directors.

107. Seal for use abroad

     The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

108. Signature of sealed instruments

     1 Subject as provided in Article 108.2, every instrument to which the Seal shall be affixed shall, as part of the sealing process, be signed by at least one Director or other person duly authorised in that behalf by the Directors and by the Secretary, a second Director or one of the persons authorised as aforesaid (who has not already signed) and, in favour of any purchaser or person dealing with the Company in good faith, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

     2 The Directors may by resolution determine, either generally or in any particular case, that in respect of certificates for Shares or debentures or other securities of the Company, the signature of any Director or of the Secretary or other person authorised by the Directors as aforesaid forming part of the sealing process may be applied or effected by non-autographic means, or that such certificates shall bear no signatures, and in favour of any registered holder or other person acquiring any such Shares or debentures or other securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as if such certificate was

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          issued under the Seal of the Company pursuant to these Articles.



Part XX - Dividends and Reserves

109. Declaration of dividends

     1 Subject to the provisions of the Acts, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors. Dividends may be declared or paid in any currency.

     2 The Directors may at their discretion make provision to enable any Holder of Shares as they shall from time to time determine to receive dividends duly declared in a currency or currencies other than US Dollars. For the purposes of the circulation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the Directors as they shall consider appropriate ruling at the close of business in Dublin on the date which is the business day last preceding (a) in the case of a dividend to be declared by the Company in general meeting, the date on which the Directors publicly announce their intention to recommend that specific dividend and (b) in the case of any other dividend, the date on which the Directors publicly announce their intention to pay that specific dividend.

     3 Where a Holder of Shares has elected or agreed pursuant to provision made under these Articles to receive dividends in a currency other than US Dollars the Directors may at their discretion make such arrangements as they deem necessary to enable payment of the dividend to be made to such Holders in such currency for value on the date on which the relevant dividend is paid, or such later date as the Directors may determine.

110.  Scrip dividends

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     The Directors may, if authorised by an ordinary resolution of the Company, offer any Holders of Shares the right to elect to receive Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Directors) of any dividend specified by the ordinary resolution. The following provisions shall apply (subject always to the provisions of the Acts):

     1 An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

     2 The entitlement of each Holder of Shares to new Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose, "relevant value" shall be calculated by reference to the price at which the Shares are quoted or dealt in (whether directly or indirectly by way of derivative securities) ex the relevant dividend on NASDAQ or, in the event that this shall in the opinion of the Directors, be impracticable, in such manner as the Directors may determine, taking into account, if appropriate, the price at which any recent dealing in the Shares (whether on any of the Stock Exchanges or otherwise) took place.

     3 On or as soon as practicable after announcing that the Company is to declare or recommend any dividend, the Directors, if they intend to offer an election in respect of that dividend, shall also announce that intention, and shall after determining the basis of allotment, if they decide to proceed with the offer, notify the Holders of Shares in writing of the right of election offered to them and specify the procedure to be followed and place at which, and the latest time by which elections must be lodged in order to be effective. Any election by a Holder of Shares shall be binding on every successor in title to the Shares in respect of which the election is made.

     4 The Directors shall not proceed with any election unless the Company has sufficient unissued Shares authorised for issue and sufficient reserves or

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          funds that may be capitalised to give effect to it after the basis of allotment is determined.

     5 The Directors may exclude from any offer any Holders of Shares where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

     6 The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Shares in respect of which an election has been made ("the elected Shares") and instead additional Shares shall be allotted to the holders of the elected Shares on the basis of allotment calculated as stated. For such purpose the Directors shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Shares for allotment and distribution to the holders of the elected Shares on that basis and the provisions of Article 122 shall apply mutatis mutandis to any capitalisation made pursuant to this Article.

     7 The additional Shares when allotted shall rank pari passu in all respects with the fully-paid Shares then in issue except that they will not be entitled to participation in the relevant dividend.

     8    (a)  The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power for the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions
               (including provisions whereby, in whole or in part, the fractional entitlements are disregarded and, the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under

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               such authority shall be effective and binding on all concerned.
               The Directors may, in their absolute discretion, if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or termination;

          (b) Notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded. The relevant dividend may, at the discretion of the Directors, be payable wholly in cash if the Shares of the Company cease to be listed or dealt in on any of the Stock Exchanges or any other recognised stock exchange at any time prior to the due date of issue of the additional Shares or, if such listing is suspended and not reinstated by the date immediately preceding the due date of such issue.

111. Interim and fixed dividends

     Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any Shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to

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     the Holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

112. Payment of dividends

     1 Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, such Share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a Share in advance of calls shall be treated as paid on a Share.

     2 If several persons are registered as joint Holders of any Share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

113. Deductions from dividends

     The Directors may deduct from any dividend or other moneys payable to any Member in respect of a Share any moneys presently payable by him to the Company in respect of that Share.


114. Dividends in specie

     A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up Shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may

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     determine that cash payments shall be made to any Members upon the footing of the value so fixed and may vest any such specific assets in trustees.

115. Payment of dividends by post

     Any dividend or other moneys payable in respect of any Share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share. The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such method.

116.  Dividends not to bear interest

     No dividend or other moneys payable by the Company on or in respect of any Shares shall bear interest against the Company unless otherwise provided by the rights attached to the Shares.

117. Payment to Holders on a particular date

     Any resolution declaring a dividend on Shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered,

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     but without prejudice to the rights inter se of transferors and transferees of any such Shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles.

118. Unclaimed dividends

     If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

119. Reserves

     Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

Part XXI - Accounts

120. Accounts

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     1    The Directors shall cause to be kept proper books of account, whether in the form of documents or otherwise, that:

          (a)  correctly record and explain the transactions of the Company,

          (b) will at any time enable the financial position of the Company to be determined with reasonable accuracy,

          (c) will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts, and

          (d) will enable the accounts of the Company to be readily and properly audited.

     2 The books of account of the Company shall be kept on a continuous and consistent basis, that is to say, the entries therein shall be made in a timely manner and be consistent from one year to the next.

     3 Proper books shall not be deemed to be kept if there are not kept such books of account as comply with the Acts and as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

     4 The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as may be conferred by law or ordered by a Court of competent jurisdiction or authorised by the Directors.

     5 In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

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     6    A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; and the required number of copies of these documents shall be forwarded at the same time to the appropriate sections of The Stock Exchanges.

     7 Auditors shall be appointed and removed and their duties regulated in accordance with the Acts.

Part XXII - Capitalisation of Profits or Reserves

121. Capitalisation of profits and reserves

     Without prejudice to any powers conferred on the Directors by these Articles, the Company in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund or Share premium account) or to the credit of the profit and loss account be capitalised and applied on behalf of the Members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to the sum capitalised (such Shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which such sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

122. Capitalisation and use of non-distributable profits and reserves

     Without prejudice to any powers conferred on the Directors as aforesaid, the Company in general meeting

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     may resolve, on the recommendation of the Directors, that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued Shares to be allotted as fully paid bonus Shares to those Members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

123. Implementation of capitalisation issues

     Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid Shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of Shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the Shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the Members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further Shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing Shares and any agreement made under such authority shall be binding on all such Members.

Part XXIII - Notices

124. Notices in writing

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     Subject to Article 98.2 as respects the giving of notices of meetings of the Directors, any notice to be given, served or delivered pursuant to these Articles shall be in writing.

125. Service of notices

     1 Subject as provided in Article 125.7, a notice or document (including a Share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any Member by the Company:

          (a)  by handing same to him or his authorised agent;

          (b)  by leaving the same at his registered address; or

          (c) by sending the same by the post in a pre-paid cover addressed to him at his registered address.

     2    Where a notice or document is given, served or delivered pursuant to
          Article 125.1(a) or (b), the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Member or his authorised agent, or left at his registered address (as the case may be).

     3    Where a notice or document is given, served or delivered pursuant to
          Article 125.1(c), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

     4 Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

     5 Without prejudice to the provisions of Article 125.1(a) and (b), if at any time by reason of the

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          suspension or curtailment of postal services within the State, the
          Company is unable effectively to convene a general meeting by notice sent through the post, a general meeting may be convened by a notice advertised on the same day in at least one leading national daily newspaper published in the State (and one national daily newspaper published in the United Kingdom and the United States of America) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall send confirmatory copies of the notice through the post to those Members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to Members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such Members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

     6 Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or area other than the State.

     7 The Company shall, notwithstanding the provisions of Article 125.1 to 125.5, be entitled (but not obliged) in any case where it is possible to do so, to serve a notice or notices on any particular Holder or Holders by means of telefax, electronic mail or other means of communication approved by the Directors; in the case of a notice served by telefax, the same shall be deemed to have been effected upon the correct answer back having been received and in the case of a notice served by electronic mail, the same shall be deemed to have been effected when a sufficient acknowledgement or receipt shall have been received by the Company.

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126. Notices to members

     Any Member whose registered address is not within the State, the United Kingdom, Germany, the United States of America, the Channel Islands or the Isle of Man and who gives to the Company an address within any of the above territories at which notices may be served upon him shall be entitled to have notices served upon him at that address but unless he does so shall not be entitled to receive any notice from the Company.

127. Service on joint Holders

     A notice may be given by the Company to the joint Holders of a Share by giving the notice to the joint Holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

128. Service on transfer or transmission of Shares

     1 Every person who becomes entitled to a Share shall before his name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 67 unless, under the provisions of Article 67.3, it is a notice which continues to have effect notwithstanding the registration of a transfer of the Shares to which it relates.

     2 Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement, a notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

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129. Signature to notices

     The signature to any notice to be given by the Company may be written or printed.

130. Deemed receipt of notices

     A Member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

Part XXIV - Winding up

131. Distribution on winding up

     If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of Shares issued upon special terms and conditions.

132. Distribution in specie

     If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Acts, may divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose,

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     may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

Part XXV - Miscellaneous

133. Minutes of meetings

     The Directors shall cause minutes to be made of the following matters, namely:-

     1 of all appointments of officers and committees made by the Directors and of their salary or remuneration;

     2 of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

     3 of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of Shares in the Company and of the Directors and of committees appointed by the Directors.

     Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minute without any further proof.

134. Inspection

     The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members, not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No Member (not being

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     a Director) shall be entitled to require discovery of or any information respecting any detail of the Company's business, assets, property, employees, customers or trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the Members of the Company to communicate to the public.

135.  Secrecy

     Every officer of the Company or other person employed in the business of the Company shall, when required by the Directors before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting the business of the Company and all transactions of the Company with its customers and the state of accounts with individuals, and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required to do so by the Directors or by any general meeting or by a court of law or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions of these Articles.

136. Destruction of records

     The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all Share certificates and dividend mandates which have been canceled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every Share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in

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     the books or records of the Company. Provided always that:

     1 the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     2 nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

     3 references herein to the destruction of any document include references to the disposal thereof in any manner.

137. Untraced Shareholders

     The Company may sell any Shares in the Company on behalf of a Holder, or person entitled by transmission to, the Shares, if:-

     1 the Shares have been in issue throughout the qualifying period and at least three cash dividends have become payable on the Shares during the qualifying period;

     2 no cash dividend payable on the Shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the crediting of any account which the Holder has with the Company, whether in the sole name of such Holder or jointly with another person or persons, or by the transfer of funds to a bank account designated by the Holder of, or person entitled by transmission to, the Shares at any time during the relevant period;

     3 the Company has not at any time during the relevant period received, so far as the Company at the end of the relevant period is then aware, any communication from the Holder of, or person entitled by transmission to, the Shares;

     4 the Company has caused advertisements giving notice of its intention to sell the Shares to be published in a leading daily newspaper with a national

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          circulation in the State and another in a newspaper circulating in the area of the address shown in the register of the Holder of, or person entitled by transmission to, the untraced Shares, and (in either such case) a period of three months has elapsed from the date of publication of the advertisement; and

     5 the Company has given notice to the relevant departments of The Stock Exchanges of its intention to make the sale.

     For the purposes of this Article:

     "the qualifying period" means the period of twelve years immediately preceding the date of publication of the relevant advertisements referred to in Article 137.4;

     "the relevant period" means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of
     Article 137.1 to 137.5 have been satisfied.

     For the purposes of Article 137.3 above, a statutory declaration that the declarant is a Director of the Company or the secretary and that the Company was not aware at the end of the relevant period of having at any time during the relevant period received any communication from the Holder of, or person entitled by transmission to, the Shares shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Shares.

     If, after the publication of the advertisement referred to in Article 137.4 but before the Company has become entitled to sell the Shares pursuant to this Article, the requirements of Article 137.2 or 137.3 cease to be satisfied, the Company may nevertheless sell those Shares after the requirements of Article 137.1 to 137.5 have been satisfied afresh in relation to them.

     If during any relevant period further Shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of Article
     137.2 to 137.5 have been satisfied in regard to the further Shares, the Company may also sell the further Shares.

     The manner, timing and terms of any sale of Shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be

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     such as the Directors determine, based upon advice from such bankers, brokers or other persons as the Directors consider appropriate which are consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of Shares to be disposed of and the requirement that the disposal be made without delay; and the Directors shall not be liable to any person for any of the consequences of reliance on such advice.

     To give effect to any sale of Shares pursuant to this Article the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to transfer the Shares in question and may enter the name of the transferee in respect of the transferred Shares in the register notwithstanding the absence of any Share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person or such other method of transfer as is employed by this person shall be as effective as if it had been executed or employed by the Holder of, or person entitled by transmission to, the Shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

     The Company shall account to the Holder or other person entitled to such Shares for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

138. Indemnity

     Subject to the provisions of and so far as may be permitted by the Acts, every Director, Managing Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses, and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or

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     criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

     To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.



________________________________________________________________________________

               Names, Addresses and Descriptions of Subscribers
________________________________________________________________________________


Ms. Grainne Riordan,                          One
189 Tonglegee Road,
Raheny,
Dublin 5.

Secretary


Ms. Pauline Brady,                            One
11 St. Pappins Road,
Glasnevin,
Dublin 1.

Secretary



________________________________________________________________________________


Dated this 3rd day of November, 1986

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Witness to the above signatures:


     Ms Catherine Foley,
     Dollard House,
     Wellington Quay,
     Dublin 2.

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